UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 1, 2018

META FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22140	42-1406262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5501 South Broadband Lane, Sioux Falls, South Dakota 57108
(Address of principal executive offices) (Zip Code)

(605) 782-1767
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note
On August 1, 2018 (the “Closing Date”), pursuant to the Agreement and Plan of Merger, dated January 9, 2018 (the “Merger Agreement”), the Company and MetaBank, a federally chartered stock savings bank and a wholly-owned subsidiary of the Company (“MetaBank”), completed the acquisition of Crestmark Bancorp, Inc., a Michigan corporation (“Crestmark”), and Crestmark Bank, a Michigan state-chartered bank and a wholly-owned subsidiary of Crestmark (“Crestmark Bank”), whereby Crestmark merged with and into the Company, with the Company as the surviving entity (the “Merger”), and, immediately thereafter, pursuant to the terms of a separate merger agreement between MetaBank and Crestmark Bank, Crestmark Bank merged with and into MetaBank, with MetaBank surviving as the Company’s wholly-owned subsidiary.

Information relating to the Merger was previously included in certain of the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) and the Company’s Registration Statement on Form S-4, which included a joint proxy statement/prospectus, filed with the SEC on April 20, 2018 (the “Registration Statement”). Pursuant to General Instruction B.3 of Form 8-K, the Company is not required to include information in this Current Report on Form 8-K to the extent such information was previously reported in (a) any of the Current Reports on Form 8-K previously filed in connection with the Merger or (b) the Registration Statement.
Item 2.01    Completion of Acquisition or Disposition of Assets.
On the Closing Date, Crestmark merged with and into Meta, with Meta as the surviving entity.
Pursuant to the Merger Agreement, upon the terms and subject to the conditions set forth therein, at the effective time of the Merger (the “Effective Time”), each share of common stock of Crestmark (“Crestmark Common Stock”), no par value per share, issued and outstanding immediately prior to the closing of the Merger (other than shares held in treasury by Crestmark or otherwise owned by the Company or Crestmark) automatically converted into the right to receive 2.65 shares of common stock, $0.01 par value per share, of the Company (“Company Common Stock”).
In addition, subject to the terms and conditions set forth in the Merger Agreement, immediately prior to the Effective Time, each outstanding option to purchase Crestmark Common Stock (each, a “Crestmark Option”) was cancelled and converted into the right to receive an amount in cash equal to the product of the number of shares of Crestmark Common Stock underlying such Crestmark Option, multiplied by the excess, if any, of (a) the dollar amount equal to (x) 2.65 multiplied by (y) $97.045, representing the average closing price per share of Company Common Stock for the period prior to the closing of the Merger established by the Merger Agreement (the “Per Share Purchase Price”) over (b) the exercise price of such Crestmark Option, less any applicable withholding taxes. Any Crestmark Option with an exercise price that was greater than or equal to the Per Share Purchase Price was cancelled and of no further force or effect. Based on the number of shares of Crestmark Common Stock issued and outstanding immediately prior to the Effective Time, an aggregate of 3,306,504 shares of Company Common Stock are issuable pursuant to the Merger. At the Effective Time, the shares of Company Common Stock issuable to Crestmark’s shareholders pursuant to the Merger represented approximately 25% of the outstanding shares of Company Common Stock.
The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to Item 1.01 of the Company’s Current Report on Form 8-K filed with the SEC on January 9, 2018 and the Registration Statement.

Item 5.02    Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Michael Goik as President of the Meta Commercial Finance Division
As disclosed in the Company’s Current Report on Form 8-K filed with the SEC on January 9, 2018, in connection with the Merger, MetaBank entered into an employment agreement with Michael Goik, Crestmark’s President and Chief Operating Officer, to serve as Executive Vice President of MetaBank and President of the Meta Commercial Finance Division, effective as of the Closing Date (the “Employment Agreement”). Mr. Goik’s service as Executive Vice President of MetaBank and President of the Meta Commercial Finance Division became effective at the Effective Time on the Closing Date.
In accordance with the terms of the Employment Agreement, on the Closing Date, the Company and Mr. Goik entered into a Restricted Stock Agreement, pursuant to which, at the Effective Time, Mr. Goik was awarded 42,481 restricted shares of Company Common Stock, which shares will vest in six equal installments, with the first installment vesting on August 1, 2019, the first anniversary of the Closing Date.
The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the descriptions in Item 1.01 of the Company’s Current Report on Form 8-K filed with the SEC on January 9, 2018 and in the Registration Statement under the caption “PROPOSAL NO.1 THE MERGER AGREEMENT AND THE MERGER-Interests of Certain Persons in the Merger-Change in Control Agreement, Transaction Bonus Agreement and Employment Agreement with Michael “Mick” Goik.”
Appointment of Members to the Board of Directors and Committees of the Board of Directors.
Pursuant to the Merger Agreement, the Company and MetaBank agreed to, effective as of the Effective Time, appoint W. David Tull, Crestmark’s Chairman and Chief Executive Officer, and another individual designated jointly by the Company and Crestmark, who was subsequently determined to be Michael R. Kramer, a member at the law firm Dickinson Wright, PLLC, to the Board of Directors of each of the Company and MetaBank (the “Director Appointments”). At the Effective Time on the Closing Date, the Director Appointments became effective, increasing the total number of directors constituting the Board of Directors of each the Company and MetaBank to nine directors. In connection therewith, Mr. Kramer was also appointed to the Compensation Committee and the Nominating Committee of the Company’s Board of Directors (the “Company Board”), and Mr. Tull was also appointed to the Audit Committee, the Compensation Committee and the Nominating Committee of the Company Board. In connection with the Director Appointments, each of Messrs. Kramer and Tull received a grant, effective as of the Effective Time, of 542 shares of the Company’s fully-vested restricted common stock, representing a five-twelfths prorated award of the 1,300 shares granted to non-employee directors for their service on the Board of Directors of the Company for the 12 months ending January 31, 2019.

Item 8.01    Other Events.
On August 1, 2018, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired
The Company intends to file the consolidated financial statements of Crestmark required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The Company intends to furnish the pro forma financial information required by Item 9.01(b) as an amendment to this Current Report on Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit Number	Description of Exhibit
2.1
Agreement and Plan of Merger, dated as of January 9, 2018, by and among Meta Financial Group, Inc., MetaBank, Crestmark Bancorp, Inc. and Crestmark Bank (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed on January 9, 2018).

10.1
Employment Agreement, dated as of January 9, 2018, between MetaBank and Michael Goik (incorporated by reference to Exhibit 10.1 to Amendment No. 1 to the Company’s Registration Statement on Form S-4, filed on April 20, 2018).

99.1	Press Release of Meta Financial Group, Inc., dated August 1, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META FINANCIAL GROUP, INC.

Date: August 1, 2018	By:	/s/ Glen W. Herrick
Glen W. Herrick
Executive Vice President, Chief Financial Officer,
and Secretary